As filed with the Securities and Exchange Commission on December 20, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Incorporated Under the Laws of Washington	CINTAS CORPORATION 6800 CINTAS BOULEVARD CINCINNATI, OHIO 45262 (513) 459-1200	I.R.S. Employer Identification No. 31-1188630

CINTAS PARTNERS’ PLAN

Gary P. Kreider, Esq. Keating, Muething & Klekamp, P.L.L. One East Fourth Street Cincinnati, Ohio 45202 Phone: (513) 579-6411 Facsimile (513) 579-6956
(Agent for Service of Process)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, no par value	3,000,000 Shares	$45.32	$135,960,000.00	$16,002.49

(1)	This Registration Statement is filed for up to 3,000,000 shares of Common Stock issuable pursuant to the Cintas Partners’ Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2)	Estimated solely for the purpose of calculating registration fee.

(3)	Registration fee has been calculated pursuant to Rule 457(h) based on the average of the high and low prices of the Common Stock on the Nasdaq National Market on December 13, 2004 of $45.32 per share.

REGISTRATION OF ADDITIONAL SECURITIES
PURSUANT TO GENERAL INSTRUCTION E

        On November 28, 1994 Cintas Corporation. filed a Registration Statement on Form S-8 (File No. 33-56623) for up to 300,000 shares of Common Stock issuable pursuant to the Cintas Partners’ Plan. As a result of stock splits the number of registered shares currently available under the Plan is 900,000. This Registration Statement is being filed to register an additional 3,000,000 shares now available for issuance pursuant to the Plan. Pursuant to General Instruction E of Form S-8, the contents of the initial Registration Statement are hereby incorporated by reference.

PART II

Item 8.    Exhibits

Exhibit 4.1	Cintas Partners' Plan
Exhibit 23.1	Consent of Ernst & Young LLP
Exhibit 24	Power of Attorney (contained in the signature page)

* All Exhibits filed herewith unless otherwise indicated

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, Ohio, on December 14, 2004.

CINTAS CORPORATION BY: /s/Scott Farmer —————————————— Scott Farmer Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Persons whose names are marked with an asterisk (*) below hereby designate Thomas E. Frooman as their attorney-in-fact to sign all amendments, including any post-effective amendments, to this Registration Statement.

Signature	Capacity	Date
*/s/Scott D. Farmer Scott D. Farmer	Chief Executive Officer, President and Director	December 14, 2004

*	Chairman of the Board	December __, 2004
Richard T. Farmer

*/s/Robert J. Kohlhepp	Vice Chairman of the Board	December 14, 2004
Robert J. Kohlhepp	and Director

*	Director	December __, 2004
Paul R. Carter

*/s/Gerald V. Dirvin	Director	December 14, 2004
Gerald V. Dirvin

*/s/Robert J. Herbold	Director	December 14, 2004
Robert J. Herbold

*/s/Joyce Hergenhan	Director	December 14, 2004
Joyce Hergenhan

*	Director	December _, 2004
Roger L. Howe

*	Director	December _, 2004
David C. Phillips

*/s/William C. Gale	Senior Vice President and	December 14, 2004
William C. Gale	Chief Financial Officer